UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: May 16, 2023
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Sun Communities, Inc. (the "Company”) held its Annual Meeting of Shareholders on May 16, 2023 (the “Annual Meeting”). At the Annual Meeting the Company's shareholders approved Articles of Amendment to the Company’s charter, under which the number of authorized shares of the Company’s common stock, $0.01 par value per share, was increased from 180,000,000 to 360,000,000 and the total number of authorized shares of the Company’s capital stock of all classes was increased from 200,000,000 to 380,000,000.

Effective May 18, 2023, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland. The Articles of Amendment were adopted by the Company’s Board of Directors and were approved by shareholders at the Annual Meeting. The Articles of Amendment delete Article V, Section 1 of the Company’s charter and replace it with the following:

“Section 1. Authorized Shares. The total number of shares of stock which the Company has authority to issue is 380,000,000 shares, of which 360,000,000 shares are shares of common stock, $0.01 par value per share ("Common Stock”), and 20,000,000 shares are shares of preferred stock, $0.01 par value per share ("Preferred Stock”). The aggregate par value of all authorized shares of stock having par value is $3,800,000.”

A copy of the Articles of Amendment, effective May 18, 2023, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on May 16, 2023. The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 – Election of Directors

Shareholders elected nine directors to serve until the 2024 Annual Meeting of Shareholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tonya Allen	106,767,724	1,901,910	26,110	3,783,107
Meghan G. Baivier	103,562,683	5,112,397	20,664	3,783,107
Stephanie W. Bergeron	102,545,645	6,124,320	25,779	3,783,107
Jeff T. Blau	108,231,680	441,094	22,970	3,783,107
Brian M. Hermelin	104,521,422	4,150,198	24,124	3,783,107
Ronald A. Klein	105,103,654	3,564,327	27,763	3,783,107
Clunet R. Lewis	98,161,959	10,509,173	24,612	3,783,107
Gary A. Shiffman	99,947,165	8,184,106	564,473	3,783,107
Arthur A. Weiss	106,793,234	1,879,399	23,111	3,783,107

(b) Proposal 2 – Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,375,037	17,284,282	36,425	3,783,107

(c) Proposal 3 – Non-Binding Advisory Vote on the Frequency of Shareholder Votes on Executive Compensation:

In a non-binding advisory vote, shareholders voted for the Company to hold a shareholder vote on executive compensation each year, as follows:

Votes for One Year	Votes for Two Years	Votes for Three Years	Abstentions
105,879,611	15,955	2,757,479	42,699

(d) Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm:

Shareholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, as follows:

Votes For	Votes Against	Abstentions
110,068,892	2,399,701	10,258

(e) Proposal 5 – Approval of the Articles of Amendment to the Company’s Charter to increase the number of authorized shares of common stock

Shareholders approved the Articles of Amendment to the Company’s charter to increase the number of authorized shares of common stock from 180,000,000 to 360,000,000, as follows:

Votes For	Votes Against	Abstentions
107,709,429	4,609,755	159,667

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment effective May 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 19, 2023	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Executive Vice President, Chief Financial Officer, Secretary and Treasurer